As filed with the Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HYCROFT MINING HOLDING CORPORATION (Exact name of registrant as specified in its charter)

Delaware	82-2657796
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8181 E. Tufts Ave., Suite 510

Denver, Colorado 80237

(303) 253-3267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Diane R. Garrett, Ph.D.
President and Chief Executive Officer
Hycroft Mining Holding Corporation
8181 E. Tufts Ave., Suite 510
Denver, Colorado 80237
(303) 524-1947

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Neal, Gerber & Eisenberg LLP
2 N. LaSalle Street, Suite 1700
Chicago, IL 60602
Attention: David S. Stone, Esq.
Tel: (312) 269-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Shares of Class A common stock, par value $0.0001 per share(2)	34,289,898	— (3)	—	—
Shares of Class A common stock, par value $0.0001 per share(4)	3,210,213	— (5)	—	—
Shares of Class A common stock, par value $0.0001 per share(6)	358,916	$40.31(7)	$14,467,904	$1,578
Shares of Class A common stock, par value $0.0001 per share(8)	9,583,334	— (9)	—	—
Secondary Offering
Shares of Class A common stock, par value $0.0001 per share(10)	59,412,350	— (11)		—
Shares of Class A common stock, par value $0.0001 per share(12)	11,369,328	$3.03(13)	$34,449,064	$3,758
Warrants, each to purchase one share of Class A common stock, par value $0.0001 per share(14)	12,743,551	— (14)	—	—
Warrants, each to purchase one share of Class A common stock, par value $0.0001 per share(15)	4,951,388	— (15)	—	—
Warrants, each to purchase one share of Class A common stock, par value $0.0001 per share(16)	1,466,552	— (16)	—	—
Total			$48,916,968	$5,336

(1)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Consists of (i) 20,799,899 shares of Common Stock that may be issued upon exercise of the public warrants (as such term is defined under “Selected Definitions”) (ii) 7,740,000 shares of Common Stock that may be issued upon exercise of the private placement warrants (as such term is defined under “Selected Definitions”); (iii) 2,500,000 shares of Common Stock that may be issued upon exercise of the forward purchase warrants (as such term is defined under “Selected Definitions”) and (iv) 3,249,999 shares of Common Stock that may be issued upon exercise of the PIPE warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	No registration fee is payable in connection with the aggregate of 34,289,898 shares of Common Stock previously registered under the registration statement Form S–1 (File No. 333-239840) filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2020 and declared effective on July 22, 2020 (the “Resale Registration Statement”) which are included in this registration statement because such shares of Common Stock are being carried forward from the Resale Registration Statement pursuant to Rule 429 under the Securities Act.

(4)	Consists of 3,210,213 shares of Common Stock that may be issued upon exercise of the Seller warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(5)	No registration fee is payable in connection with an aggregate of 3,210,213 shares of Common Stock previously registered under the Resale Registration Statement which are included in this registration statement because such shares of Common Stock are being carried forward from the Resale Registration Statement pursuant to Rule 429 under the Securities Act.

(6)	Consists of 358,916 additional shares of Common Stock that may be issued upon exercise of the Seller warrants resulting from a change in the exercise price and conversion ratio of the Seller warrants effective as of January 19, 2021. The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(7)	Based upon an exercise price, as of January 19, 2021, of $40.31 per share.

(8)	Consists of 9,583,334 shares of Common Stock that may be issued upon exercise of the October 2020 warrants (as such term is defined under “Selected Definitions”). The aggregate number of shares of Common Stock shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(9)	No registration fee is payable in connection with the aggregate of 9,538,334 shares of Common Stock previously registered under the registration statement Form S–1 (File No. 333-248516) filed with the SEC on September 1, 2020 and declared effective on October 1, 2020 and the registration statement Form S–1MEF (File No. 333-249250) filed on October 2, 2020 (collectively, the “2020 Registration Statement” and together with the Resale Registration Statement, the “Prior Registration Statements”) are included in this registration statement because such shares of Common Stock are being carried forward from the 2020 Registration Statement pursuant to Rule 429 under the Securities Act.

(10)	Consists of 59,412,350 shares of Common Stock either (1) issued to Selling Securityholders in the Recapitalization Transaction (as such term is defined under “Selected Definitions”) and held by such Selling Securityholders or their permitted transferees or (ii) issuable to such Selling Securityholders upon the exercise of warrants to purchase shares of Common Stock held by such Selling Securityholders.

(11)	No registration fee is payable in connection with the aggregate of 59,412,350 shares of Common Stock previously registered under the Resale Registration Statement which are included in this registration statement because such shares of Common Stock are being carried forward from the Resale Registration Statement pursuant to Rule 429 under the Securities Act.

(12)	Consists of (i) 4,951,388 shares of Common Stock issued to Selling Securityholders in the offering made pursuant to the 2020 Registration Statement that are being offered for resale pursuant to the prospectus that forms a part of this Registration Statement, (ii) 4,951,388 shares of Common Stock issuable to Selling Securityholders upon the exercise of the October 2020 warrants held by such Selling Securityholders, and (iii) 1,466,552 shares issuable to a Selling Securityholder upon the exercise of warrants acquired by such Selling Securityholder.

(13)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on June 29, 2020.

(14)	Consists of private placement warrants, forward purchase warrants and PIPE warrants held by the Selling Securityholders. Pursuant to Rule 457(g), no separate registration fee is required for the warrants. The applicable registration fee has been allocated to the Common Stock underlying the warrants.

(15)	Consists of 4,951,388 October 2020 warrants. Pursuant to Rule 457(g), no separate registration fee is required for the warrants. The applicable registration fee has been allocated to the Common Stock underlying the warrants.

(16)	Consists of after-acquired warrants acquired by a Selling Securityholder. Pursuant to Rule 457(g), no separate registration fee is required for the warrants. The applicable registration fee has been allocated to the Common Stock underlying the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND STATEMENT PURSUANT TO RULE 429

The Registrant is filing a single prospectus in this registration statement, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus is a combined prospectus relating to the following: (i) 11,369,328 shares of Common Stock, 4,951,388 October 2020 warrants and 1,466,552 public warrants subsequently acquired by a Selling Securityholder that are being newly registered hereunder to be resold by the Selling Securityholders; (ii) 59,412,350 shares of Common Stock and 12,743,551 warrants that are currently registered under the Resale Registration Statement and remain unsold by the Selling Securityholders listed therein; (iii) 37,500,111 shares of Common Stock issuable upon exercise of the private placement warrants, the forward purchase warrants, the PIPE warrants and the Seller warrants that are currently registered under the Resale Registration Statement; (iv) 358,916 shares of Common Stock issuable upon exercise of the Seller warrants that are being newly registered hereunder resulting from a change in the exercise price and conversion ratio of the Seller warrants effective as of January 19, 2021; and (v) 9,583,334 shares of Common Stock issuable upon exercise of the October 2020 warrants that are currently registered under the 2020 Registration Statement. Pursuant to Rule 429 under the Securities Act, this registration statement on Form S-3 upon effectiveness will serve as a post-effective amendment to the Prior Registration Statements ( File No. 333-239840; File No. 333-248516; and File No. 333-249250). If any securities previously registered under the Prior Registration Statements are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2021

PROSPECTUS

HYCROFT MINING HOLDING CORPORATION

69,814,676 shares of Common Stock

19,161,491 Warrants

47,442,361 shares of Common Stock Issuable upon Exercise of Warrants

This prospectus relates to: (1) the issuance by us of up to (i) 34,289,898 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Hycroft Mining Holding Corporation, a Delaware corporation that may be issued upon exercise of warrants, including the public warrants, private placement warrants, forward purchase warrants and PIPE warrants (as such terms are defined under “Selected Definitions”) at an exercise price of $11.50 per share of Common Stock, (ii) 9,583,334 October 2020 warrants (as such terms are defined under “Selected Definitions”) at an exercise price of $10.50 per share of Common Stock, and (iii) 3,569,129 shares of Common Stock that may be issued upon exercise of the Seller warrants (as such term is defined under “Selected Definitions”) at an exercise price, determined as of January 19, 2021 pursuant to the Seller Warrant Agreement (as such term is defined under “Selected Definitions”), of $40.31 per share upon the exercise of 12,721,901 Seller warrants, each currently exercisable into approximately 0.28055 shares of Common Stock, which exercise price and number of shares may fluctuate under the terms of the Seller Warrant Agreement; and (2) the offer and sale, from time to time, by the selling security holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees of up to (i) 69,814,676 shares of Common Stock, and (ii) up to 19,161,491 warrants to purchase shares of Common Stock, including the private placement warrants, forward purchase warrants, PIPE warrants and October 2020 warrants and subsequently acquired public warrants.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to approximately $582 million for the issuance by us of the Common Stock registered under this prospectus assuming the exercise of all of the registered and outstanding public warrants, private placement warrants, forward purchase warrants, PIPE warrants, October 2020 warrants and Seller warrants, to the extent such warrants are exercised for cash. However, we will pay the expenses associated with the sale of securities pursuant to this prospectus. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Information regarding the Selling Securityholders, the amounts of shares of Common Stock and warrants that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock and warrants under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock, our public warrants, or October 2020 warrants and our Seller warrants are listed on The Nasdaq Capital Market, under the symbols “HYMC,” “HYMCW,” “HYMCL,” and “HYMCZ,” respectively. On June 25, 2021, the last reported sales price of our Common Stock listed under the symbol HYMC was $3.17 per share, the last reported sales price of our public warrants listed under the symbol HYMCW was $0.59 per warrant, the last reported sales price of our October 2020 warrants listed under the symbol HYMCL was $0.93 per warrant, and the last reported sales price of our Seller warrants listed under the symbol HYMCZ was $0.51 per warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

The date of this prospectus is June    , 2021

-ii-

-iii-

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “Hycroft,” “Company,” “we,” “our,” or “us,” refer to Hycroft Mining Holding Corporation and its subsidiaries. “Seller” refers to Hycroft Mining Corporation prior to the Recapitalization Transaction.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement, if any, is delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including documents incorporated by reference herein, may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements of Hycroft or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements.

-iv-

Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “target,” “budget,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. We caution investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to us include, but are not limited to, the risks and uncertainties affecting our businesses described in the “Risk factors” section in this prospectus and described in “Item 1A. Risk Factors” of Hycroft’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2020 and in other filings by Hycroft with the SEC incorporated by reference herein. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	Use of proceeds from this offering;

•	Industry-related risks including:

•	Fluctuations in the price of gold and silver;

•	Uncertainties concerning estimates of mineral reserves and mineral resources;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the mining industry;

•	The inherently hazardous nature of mining activities, including environmental risks;

•	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;

•	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;

•	Cost of compliance with current and future government regulations;

•	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

•	Potential challenges to title in our mineral properties;

•	Risks associated with legislation in Nevada that could significantly increase the costs or taxation of our operations; and

•	Changes to the climate and regulations and pending legislation regarding climate change.

•	Business-related risks including:

•	Risks related to our liquidity and going concern considerations;

•	Risks related to our ability to raise capital on favorable terms or at all;

•	Risks related to the proprietary two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production;

•	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;

•	Risks related to a decline in our gold and silver production;

•	Our ability to successfully eliminate or meaningfully reduce processing and mining constraints; the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability;

•	Risks related to our reliance on one mine with a new process;

-v-

•	Risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ore;

•	Uncertainties and risks related to our reliance on contractors and consultants;

•	Availability and cost of equipment, supplies, energy, or commodities;

•	The commercial success of, and risks relating to, our development activities;

•	Risks related to slope stability;

•	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

•	Uncertainties resulting from the possible incurrence of operating and net losses in the future;

•	Uncertainties related to our ability to replace and expand our mineral reserves;

•	The costs related to our land reclamation requirements;

•	The loss of key personnel or our failure to attract and retain personnel;

•	Risks related to technology systems and security breaches;

•	Any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; and

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

•	Risks related to our Common Stock and warrants, including

•	Volatility in the price of our Common Stock and warrants;

•	Potential declines in the value of our Common Stock and warrants due to substantial future sales of our Common Stock and/or warrants;

•	Risks that warrants may expire worthless;

•	The valuation of our 5-Year Private Warrants (as such term is defined under “Selected Definitions”) could increase the volatility of our net income (loss);

•	Anti–takeover provisions could make a third-party acquisition of us difficult; and

•	Risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on current expectations. Although our management believes that its expectations are based on reasonable assumptions, we can give no assurance that these expectations will prove correct. Please see “Risk Factors” for more information about these and other risks. Potential investors are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that our forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. The forward-looking statements contained in this prospectus, any prospectus supplement, or the documents incorporated herein by reference are made only as of the date hereof and we do not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

-vi-

SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

“2020 Financial Statements” means our consolidated financial statements for the year ended December 31, 2020 and the notes thereto.

“2020 Notes” means the notes to the 2020 Financial Statements.

“5-Year Private Warrants” means the private placement warrants and the forward purchase warrants less any such warrants transferred from an initial purchaser of such warrants to someone other than the initial purchasers of the 5-Year Private Warrants or their permitted transferees.

“Amended and Restated Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement entered into at the closing of the Recapitalization Transaction, by and among the Company and the restricted stockholders.

“Amended Annual Report” means Hycroft Mining Holding Corporation’s amended Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on May 14, 2021

“Acquisition Sub” means MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of the Company.

“Aristeia” means Aristeia Capital, LLC.

“Board” means the board of directors of Hycroft Mining Holding Corporation.

“business day” means a day, other than Saturday, Sunday or such other day on which commercial banks in New York, New York are authorized or required by applicable laws to close.

“Cantor” means Cantor Fitzgerald & Co.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“DGCL” means the General Corporation Law of the State of Delaware.

“effective time” means 9:00 a.m. New York time on May 29, 2020.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Feasibility Study” means the NI 43-101 Technical Report: Heap Leaching Feasibility Study prepared by M3 Engineering and Technology Corporation with an effective date of July 31, 2019, which formed the substantive basis for the Hycroft Technical Report that was prepared to comply with subpart 1300 of Regulation S-K.

“Forward Purchase Contract” means the Forward Purchase Contract, dated January 24, 2018, by and between the Company and sponsor, pursuant to which sponsor purchased 3,125,000 shares of Common Stock and 2,500,000 forward purchase warrants exercisable at $11.50 per share, for gross proceeds of $25,000,000, concurrently with the consummation of the Recapitalization Transaction.

“forward purchase warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the sponsor upon consummation of the Recapitalization Transaction pursuant to the Forward Purchase Contract.

“Highbridge” means Highbridge Capital Management, LLC.

“Hycroft,” “Company,” “we,” “our,” or “us,” means Hycroft Mining Holding Corporation, a Delaware corporation and its subsidiaries.

“Hycroft Mine” means the Hycroft Open Pit Mine, located in Winnemucca, Nevada that produces gold and silver using a heap leach mining process.

“Hycroft Technical Report” means that certain Technical Report Summary, Heap Leaching Feasibility Study prepared for the Seller with an effective date of July 31, 2019 by M3 Engineering and Technology Corporation and other qualified persons, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K.

-vii-

“IPO” means the Company’s initial public offering, consummated on February 12, 2018, through the sale of 20,800,000 public units (including 800,000 units sold pursuant to the underwriters’ partial exercise of their overallotment option) at $10.00 per unit.

“Mudrick Capital” means Mudrick Capital Management, L.P., a Delaware limited partnership, an affiliate of sponsor.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations Capital Market.

“October 2020 warrants” means the warrants issued as part of the Company’s October 6, 2020 registered public offering of an aggregate of 9,583,334 units, which warrants are exercisable for $10.50 per share.

“October 2020 Warrant Agreement” means that certain warrant agreement dated October 6, 2020 between Hycroft Mining Holding Corporation and Continental Stock Transfer & Trust Company, as warrant agent.

“PIPE warrants” means the warrants to purchase one share of Common Stock at a price of $11.50 per share issued to the Initial Subscribers in the private investment.

“private placement warrants” means the warrants issued to sponsor and Cantor in a private placement simultaneously with the closing of the IPO.

“public shares” means shares of Common Stock sold as part of the units in the IPO.

“public warrants” means the warrants included in the units issued in the IPO, where one warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock in accordance with the terms of the Warrant Agreement.

“Purchase Agreement” means that certain Purchase Agreement, dated January 13, 2020, as amended on February 26, 2020, by and among the Company, Acquisition Sub and the Seller.

“Recapitalization Transaction” means the transactions contemplated by the Purchase Agreement, the Exchange Agreement and the Second Lien Conversion Agreement consummated on May 29, 2020.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Hycroft Mining Corporation, a Delaware corporation.

“Seller warrants” means a warrant to purchase shares of Common Stock issued pursuant to the Seller Warrant Agreement following the assumption of the Seller Warrant Agreement by the Company pursuant to the Purchase Agreement and effective as of the consummation of the Recapitalization Transaction.

“Seller Warrant Agreement” means that certain warrant agreement, dated as of October 22, 2015, by and between Seller and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent.

“sponsor” means Mudrick Capital Acquisition Holdings LLC, a Delaware limited liability company, which is 100% owned by investment funds and separate accounts managed by Mudrick Capital.

“Warrant Agreement” means the Warrant Agreement, dated February 7, 2018, by and between Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC.

“Whitebox” means Whitebox Advisors, LLC.

“Wolverine” means Wolverine Asset Management, LLC.

-viii-

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully along with the information incorporated by reference herein.

Overview

We are a U.S.-based gold producer that has historically focused on mining, developing, and exploring properties in the state of Nevada in a safe, environmentally responsible and cost-effective manner. Gold and silver sales have historically represented 100% of the Seller’s operating revenues and are expected to represent 100% of our operating revenues in the future. Accordingly, the market prices of gold and silver significantly impact our financial position, operating results and cash flows.

The mailing address of our principal executive office is 8181 E. Tufts Ave., Suite 510, Denver, CO 80237. The telephone number of Hycroft is (303) 253-3267.

Company History

On May 29, 2020, the Company, formerly known as Mudrick Capital Acquisition Corporation, consummated the transactions contemplated by the Purchase Agreement, dated as of January 13, 2020, by and among the Company, MUDS Acquisition Sub, Inc. (“Acquisition Sub”) and Hycroft Mining Corporation (“Seller”), as amended by that certain Amendment to Purchase Agreement, dated as of February 26, 2020 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Acquisition Sub acquired all of the issued and outstanding equity interests of the direct subsidiaries of Seller and substantially all of the other assets and assumed substantially all of the liabilities of Seller. In connection with the completion of the recapitalization transactions contemplated by the Purchase Agreement (the “Recapitalization Transaction”), the Company changed its name from Mudrick Capital Acquisition Corporation to Hycroft Mining Holding Corporation.

Seller was incorporated as Allied Nevada Gold Corp. under the laws of the State of Delaware on September 14, 2006 and commenced operations on May 10, 2007. Seller suspended mining operations at the Hycroft Mine on July 8, 2015 to maximize cash flow and minimize spending during Seller’s restructuring under Chapter 11 of the U.S. Bankruptcy Code and changed its name from Allied Nevada Gold Corp. to Hycroft Mining Corporation on October 9, 2015 in connection with its restructuring and emergence from bankruptcy proceedings. Seller continued to process and produce gold and silver, but in 2017, with revenue no longer covering the cost of production, the Hycroft Mine was placed into care and maintenance mode to minimize expenditures and conserve cash. While in care and maintenance, gold and silver production was a byproduct of maintenance activities.

Our Business

Our operating mine, the Hycroft Mine, is an open-pit heap leach operation located approximately 54 miles west of Winnemucca, Nevada. Mining operations at the Hycroft Mine were restarted in 2019. As part of the restart, Seller, along with M3 Engineering and Technology Corporation (“M3 Engineering”), in conjunction with SRK Consulting (U.S.), Inc. (“SRK”), completed the Hycroft Technical Report Summary, Heap Leaching Feasibility Study, prepared in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants, set forth in subpart 1300 of Regulation S-K, with an effective date of July 31, 2019 (the “Hycroft Technical Report”) for our proprietary two-stage heap oxidation and leach process for sulfide ore. During the year ended December 31, 2020 we sold 24,892 ounces of gold and 136,238 ounces of silver. As of December 31, 2020, the Hycroft Mine had proven and probable mineral reserves of 11.9 million ounces of gold and 478.5 million ounces of silver, which are contained in oxide, transitional, and sulfide ores. We currently recover gold and silver through our heap leach process operations, while we continue to study and conduct testing of commercial production using our proprietary two-stage heap oxidation and leach process.

Our Properties

All of our mining properties are located in Nevada. We currently have one operating property, namely the Hycroft Mine as discussed herein.

Risk Factors

An investment in our securities common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

Industry-related risks including:

•	Fluctuations in the price of gold and silver;

•	Uncertainties concerning estimates of mineral reserves and mineral resources;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the mining industry;

•	The inherently hazardous nature of mining activities, including environmental risks;

•	Our insurance may not be adequate to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;

•	Potential effects on our operations of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;

•	Cost of compliance with current and future government regulations;

•	Uncertainties relating to obtaining or retaining approvals and permits from governmental regulatory authorities;

•	Potential challenges to title in our mineral properties;

•	Risks associated with proposed legislation in Nevada that could significantly increase the costs or taxation of our operations; and

•	Changes to the climate and regulations and pending legislation regarding climate change.

Business-related risks including:

•	Risks related to our liquidity and going concern considerations;

•	Risks related to our ability to raise capital on favorable terms or at all;

•	Risks related to the proprietary two-stage heap oxidation and leach process at the Hycroft Mine and estimates of production;

•	Our ability to achieve our estimated production and sales rates and stay within our estimated operating and production costs and capital expenditure projections;

•	Risks related to a decline in our gold and silver production;

•	Our ability to successfully eliminate or meaningfully reduce processing and mining constraints; the results of our planned 2021 technical efforts and how the data resulting from such efforts could adversely impact processing technologies applied to our ore, future operations and profitability;

•	Risks related to our reliance on one mine with a new process;

•	Risks related to our limited experience with a largely untested process of oxidizing and heap leaching sulfide ore;

•	Uncertainties and risks related to our reliance on contractors and consultants;

•	Availability and cost of equipment, supplies, energy, or commodities;

•	The commercial success of, and risks relating to, our development activities;

•	Risks related to slope stability;

•	Risks related to our substantial indebtedness, including cross acceleration and our ability to generate sufficient cash to service our indebtedness;

•	Uncertainties resulting from the possible incurrence of operating and net losses in the future;

•	Uncertainties related to our ability to replace and expand our mineral reserves;

•	The costs related to our land reclamation requirements;

•	The loss of key personnel or our failure to attract and retain personnel;

•	Risks related to technology systems and security breaches;

•	Any failure to remediate and possible litigation as a result of a material weakness in our internal controls over financial reporting; and

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

Risks related to our Common Stock and warrants, including

•	Volatility in the price of our Common Stock and warrants;

•	Potential declines in the value of our Common Stock and warrants due to substantial future sales of our Common Stock and/or warrants;

•	Risks that warrants may expire worthless;

•	The valuation of our 5-Year Private Warrants could increase the volatility of our net income (loss);

•	Anti–takeover provisions could make a third-party acquisition of us difficult; and

•	Risks related to limited access to our financial information, as we have elected to take advantage of the disclosure requirement exemptions granted to emerging growth companies and smaller reporting companies.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 5 of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of specified reduced requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations;

•	we are exempt from the requirement to obtain an attestation report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding votes on executive compensation or “golden parachute” arrangements.

We may take advantage of these provisions for up to five full fiscal years or such earlier time that we are no longer an emerging growth company. We may choose to take advantage of some but not all of these reduced burdens. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of our shares of common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period. The Company has elected not to opt out of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Our Smaller Reporting Company Status

We are also currently a “smaller reporting company,” meaning that as of the last business day of our most recent second fiscal quarter, we had a public float of less than $250 million or annual revenues of less than $100 million. In the event that we are still considered a “smaller reporting company” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; may be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

Corporate Information

We were incorporated on August 28, 2017 as a Delaware corporation under the name “Mudrick Capital Acquisition Corporation” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On May 29, 2020, in connection with the consummation of the Recapitalization Transaction, we changed our name to “Hycroft Mining Holding Corporation”.

Our principal executive offices are located at 8181 E. Tufts Ave., Suite 510, Denver, Colorado, and our telephone number is (303) 253-3267. Our website is www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

RISK FACTORS

An investment in our securities common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please carefully consider the risk factors described in Part 1, Item 1A. Risk Factors of Hycroft’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2020 filed on May 14, 2021 with the SEC, which is incorporated by reference herein, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including, any subsequently filed Quarterly Report on Form 10-Q or any Current Report on Form 8-K, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement. Before making investment decisions, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders, although we could receive up to approximately $590 million assuming the exercise of all of the outstanding public warrants, private placement warrants, forward purchase warrants, PIPE warrants, October 2020 warrants and Seller warrants, to the extent such warrants are exercised for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the warrants are not obligated to exercise the warrants and we cannot assure you that the holders of the warrants will choose to exercise any or all of the warrants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit. You may review a copy of the registration statement through the SEC’s website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.hycroftmining.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein. Copies of any materials we file with the SEC can be obtained at the SEC’s website, www.sec.gov and on our website at www.hycroftmining.com.

SELLING SECURITYHOLDERS

The Selling Securityholders may from time to time offer and sell any or all of our securities set forth below pursuant to this prospectus. When we refer to “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interests in our securities other than through a public sale. The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of June 17, 2021 by the Selling Securityholders. This information has been obtained from the Selling Securityholders or in Schedules 13G or 13D and other public documents filed with the SEC.

The following table sets forth:

•	the name of the Selling Securityholders for whom we are registering shares of Common Stock and warrants for resale to the public,

•	the number of shares of Common Stock and warrants that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number of shares of Common Stock and warrants that may be offered for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•	the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock and warrants are sold by the Selling Securityholders).

Shares of Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%(1)
Mudrick Capital Management, L.P.(2)	37,730,034	51.5%	37,730,034	51.5%	0	*
Whitebox Advisors LLC(3)	12,856,334	21.1%	12,856,334	21.1%	0	*
Highbridge Capital Management, LLC(4)	6,982,667	11.7%	8,336,532	13.6%	0	*
Aristeia Capital, L.L.C.(5)	5,908,351	9.8%	8,233,317	13.1%	0	*
Wolverine Asset Management, LLC(6)	1,409,536	2.3%	1,409,536	2.3%	0	*
Sprott Private Resource Lending II (Collector), LP(7)	437,940	*	437,940	*	0	*
Cantor Fitzgerald & Co(8)	732,810	1.2%	732,810	1.2%	0	*
Prisma Pelican Fund(9)	31,604	*	31,604	*	0	*
Ninepoint Credit Opportunities Fund(10)	4,515	*	4,515	*	0	*
Natural Resource Income Investing Limited Partnership(11)	9,030	*	9,030	*	0	*
Sprott Private Resource Streaming and Royalty (Collector), LP.(12)	13,545	*	13,545	*	0	*
Timothy Daileader	6,493	*	6,493	*	0	*
Brian Kushner	6,493	*	6,493	*	0	*
Dennis Stogsdill	6,493	*	6,493	*	0	*

*       Less than 1%

(1)	Based on 59,964,980 shares of Common Stock issued and outstanding on June 23, 2021.

(2)	Includes: (i) 14,684,202 shares of Common Stock (including 4,604,204 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Fund Global L.P.; (ii) 4,125,030 shares of Common Stock (including 1,530,893 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Drawdown Fund, L.P.; (iii) 3,873,868 shares of Common Stock (including 1,717,473 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Drawdown Fund II, L.P.; (iv) 49,132 shares of Common Stock (including 14,722 shares of Common Stock underlying warrants) held by Mudrick Distressed Senior Secured Fund Global, L.P.; (v) 1,244,498 shares of Common Stock (including 622,249 shares of Common Stock underlying warrants) held by Mudrick Distressed Opportunity Drawdown Fund II SC, L.P.; and (vi) 13,753,304 shares of Common Stock (including 4,833,710 shares of Common Stock underlying warrants) held by certain accounts managed by Mudrick Capital Management, L.P. (collectively the “Mudrick Funds”). Mudrick Capital Management, L.P. is the investment manager of the Mudrick Funds other than the Sponsor and is the managing member of the Sponsor. Mudrick Capital Management, L.P. holds voting and dispositive power over the shares of Common Stock held by the Mudrick Funds and the Sponsor. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the shares of Common Stock held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

(3)	Includes (i) 1,999,914 shares of Common Stock held by Whitebox Asymmetric Partners, LP (including 139,691 shares of Common Stock underlying warrants); (ii) 5,136,986 shares of Common Stock held by Whitebox Credit Partners, LP (including 371,598 shares of Common Stock underlying warrants); (iii) 1,276,623 shares of Common Stock held by Whitebox Institutional Partners, LP (including 89,476 shares of Common Stock underlying warrants); and (iv) 4,442,811 shares of Common Stock held by Whitebox Multi-Strategy Partners, LP (including 312,252 shares of Common Stock underlying warrants). Whitebox Advisors LLC is the investment manager of Whitebox Asymmetric Partners, LP, Whitebox Credit Partners, LP, Whitebox Institutional Partners, LP, Whitebox Multi-Strategy Partners, LP (collectively, the “Whitebox Funds”) and holds voting and disposable power over the shares of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, and Paul Roos and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

(4)	Ownership before the offering includes (i) 2,385,604 shares of Common Stock held by Highbridge Tactical Credit Master Fund, L.P. ("TCF"); and (ii) 4,597,063 shares of Common Stock held by Highbridge MSF International Ltd. ("MSF" and, together with TCF, the "Highbridge Funds"). The foregoing figures for ownership before the offering exclude 423,996 shares of Common Stock underlying warrants held by TCF and 929,869 shares of Common Stock underlying warrants held by MSF that are not presently exercisable due to the effect of a beneficial ownership limitation blocker but which are included as shares to be sold in the offering. These shares of Common Stock underlying warrants are included as part of the shares registered to be sold in the offering. Highbridge Capital Management, LLC ("HCM"), the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the shares held by the Highbridge Funds. Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the shares held by MSF and TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these shares. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)	Ownership before the offering includes (i) 2,291,149 shares of Common Stock (including 112,622 shares of Common Stock underlying warrants) held by ALSV Limited; (ii) 157,348 shares of Common Stock (including 25,383 shares of Common Stock underlying warrants) held by Windermere Ireland Fund PLC; (iii) 2,625,619 shares of Common Stock (including 138,268 shares of Common Stock underlying warrants) held by APSV, LLC; (iv) 468,652 shares of Common Stock (including 92,467 shares of Common Stock underlying warrants) held by ASIG International Limited; and (v) 365,583 shares of Common Stock (including 19,252 shares of Common Stock underlying warrants) held by DS Liquid Div RVA ARST, LLC (collectively, the “Aristeia Funds”). The foregoing figures for ownership before the offering exclude (A) 674,868 shares of Common Stock underlying warrants held by ALSV Limited; (B) 152,104 shares of Common Stock underlying warrants held by Windermere Ireland Fund PLC; (C) 828,543 shares of Common Stock underlying warrants held by APSV, LLC; (D) 554,088 shares of Common Stock underlying warrants held by ASIG International Limited; and (E) 115,363 shares of Common Stock underlying warrants held by DS Liquid Div RVA ARST, LLC, that are not presently exercisable due to the effect of a beneficial ownership limitation blocker but which are included as shares to be sold in the offering. These shares of Common Stock underlying warrants are included as part of the shares registered to be sold in the offering. Aristeia Capital, L.L.C. (“Aristeia”) may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of the Aristeia Funds, which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.

(6)	Includes 1,409,536 shares of Common Stock (including 169,985 shares of Common Stock underlying warrants) held by Wolverine Flagship Fund Trading Limited (the “WF Fund”). Wolverine Asset Management, LLC (“WAM”) is the investment manager to WF Fund and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (“WTP”), the general partner of Wolverine Holdings. Each of Robert R. Bellick, Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of the securities held by the WF Fund. The business address of such holders is 175 W. Jackson Blvd., Suite 340, Chicago, Illinois 60604.

(7)	Sprott Resource Lending Corp. is the investment manager of Sprott Private Resource Lending II (Collector), LP and may be deemed to be the beneficial owner of the shares held by Sprott Private Resource Lending II (Collector), LP . Peter Grosskopf, Jim Grosdanis, Narinder Nagra and Varinder Bhathal are responsible for the investment and voting decisions made by Sprott Resource Lending Corp. The business address of such holders is 200 Bay Street, Suite 2600, Toronto, ON, Canada, M5J 2J1.

(8)	Includes 688,415 shares of common stock underlying warrants. The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, NY 10022. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

(9)	Prisma Capital Partners LP is the investment manager of Prisma Pelican Fund LLC and may be deemed to be the beneficial owner of the shares held by Prisma Pelican Fund LLC. The business address of such holders is 9 West 57th Street, Suite 2600, New York, NY 10019.

(10)	Ninepoint Partners LP is the investment manager of Ninepoint Credit Income Opportunities Fund and may be deemed to be the beneficial owner of the shares held by Ninepoint Credit Income Opportunities Fund. The business address of such holders is 200 Bay Street, Suite 2700, Toronto, ON, Canada, M5J 2J2.

(11)	Resource Capital Investment Corp. is the investment manager of Natural Resource Investing LP and may be deemed to be the beneficial owner of the shares held by Natural Resource Investing LP. Arthur Rule, Varinder Bhathal and Thomas Ulrich are responsible for the investment and voting decisions made by Resource Capital Investment Corp. The business address of such holders is 1910 Palomar Point Way, Suite 200, Carlsbad, CA 92008.

(12)	Sprott Resource Streaming and Royalty Corp. is the investment manager of Sprott Private Resource Streaming and Royalty (Collector), LP and may be deemed to be the beneficial owner of the shares held by Sprott Private Resource Streaming and Royalty (Collector), LP. Michael Harrison and Varinder Bhathal are responsible for the investment and voting decisions made by Sprott Resource Streaming and Royalty Corp. Michael Harrison disclaims beneficial ownership of such shares. The business address of such holders is 200 Bay Street, Suite 2600, Toronto, ON, Canada, M5J 2J1.

Warrants

	Beneficial Ownership Before the Offering		Warrants to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Warrants	%(1)	Number of Warrants	%(1)	Number of Warrants	%(1)
Mudrick Capital Management, L.P.(2)	13,323,251	30.4%	13,323,251	30.4%	0	*
Whitebox Advisors LLC(3)	913,017	2.1%	913,017	2.1%	0	*
Highbridge Capital Management, LLC(4)	1,353,865	3.1%	1,353,865	3.1%	0	*
Aristeia Capital, L.L.C.(5)	2,712,958	6.2%	2,712,958	6.2%	0	*
Wolverine Asset Management, LLC(6)	169,985	*	169,985	*	0	*
Cantor Fitzgerald & Co(7)	688,415	1.6%	688,415	1.6%	0	*

*	Less than 1%

(1)	Based on 43,873,232 warrants issued and outstanding on June 23, 2021 of which 34,289,898 warrants have an exercise price of $11.50 per share and 9,583,334 warrants have an exercise price of $10.50 per share but excluding the Seller warrants which are significantly out of the money with an exercise price of $40.31 per share.

(2)	Includes (i) 4,604,204 warrants held by Mudrick Distressed Opportunity Fund Global L.P.; (ii) 1,530,893 warrants held by Mudrick Distressed Opportunity Drawdown Fund, L.P.; (iii) 1,717,473 warrants held by Mudrick Distressed Opportunity Drawdown Fund II, L.P.; (iv) 14,722 warrants held by Mudrick Distressed Senior Secured Fund Global, L.P.; (v) 622,249 warrants held by Mudrick Distressed Opportunity Drawdown Fund II SC, L.P.; and (vi) 4,833,710 warrants held by certain accounts managed by Mudrick Capital Management, L.P. (collectively, the “Mudrick Funds”). Mudrick Capital Management, L.P. is the investment manager of the Mudrick Funds other than the Sponsor and is the managing member of the Sponsor. Mudrick Capital Management, L.P. holds voting and dispositive power over the securities held by the Mudrick Funds. Mudrick Capital Management, LLC is the general partner of Mudrick Capital Management, L.P., and Jason Mudrick is the sole member of Mudrick Capital Management, LLC. As such, Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick may be deemed to have beneficial ownership of the warrants held by the Mudrick Funds. Each such entity or person disclaims any beneficial ownership of the reported warrants other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of such holders is 527 Madison Avenue, 6th Floor, New York, New York 10022.

(3)	Includes (i) 139,691 warrants held by Whitebox Asymmetric Partners, LP; (ii) 371,598 warrants held by Whitebox Credit Partners, LP; (iii) 89,476 warrants held by Whitebox Institutional Partners, LP; and (iv) 312,252 warrants held by Whitebox Multi-Strategy Partners, LP. Whitebox Advisors LLC is the investment manager of the Whitebox Funds and holds voting and disposable power over the warrants of the Company held by the Whitebox Funds. Whitebox Advisors LLC is owned by Robert Vogel, Paul Twitchell, Jacob Mercer, and Paul Roos and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or such Whitebox Funds. The address of these persons is 3033 Excelsior Blvd., Suite 500, Minneapolis, Minnesota 55416.

(4)	Includes (i) 423,996 warrants held by TCF and (ii) 929,869 warrants held by MSF. HCM, the trading manager of the Highbridge Funds, may be deemed to be the beneficial owner of the warrants held by the Highbridge Funds. Jonathan Segal and Jason Hempel are responsible for the investment and voting decisions made by HCM with respect to the warrants held by MSF and TCF. The Highbridge Funds and the foregoing individuals disclaim any beneficial ownership of these warrants. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the business address of the Highbridge Funds is c/o HedgeServ (Cayman) Ltd., Cricket Square, Floor 6, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)	Includes (i) 787,490 warrants held by ALSV Limited; (ii) 177,487 warrants held by Windermere Ireland Fund PLC; (iii) 966,811 warrants held by APSV, LLC; (iv) 646,555 warrants held by ASIG International Limited; and (v) 134,615 warrants held by DS Liquid Div RVA ARST, LLC. Aristeia may be deemed the beneficial owner of the securities described herein in its capacity as the investment manager of the Aristeia Funds, which are the holders of such securities. As investment manager of each Aristeia Fund, Aristeia has voting and investment control with respect to the securities held by each Aristeia Fund. Anthony M. Frascella and William R. Techar are the Co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaim beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Aristeia Funds. The business address of such holders is One Greenwich Plaza, Third Floor, Greenwich, Connecticut 06830.

(6)	WF Fund is the record holder of such warrants. WAM is the investment manager to WF Fund and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings. Robert R. Bellick and Christopher L. Gust may be deemed to control WTP, the general partner of Wolverine Holdings. Each of Robert R. Bellick, Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of the securities held by the WF Fund. The business address of such holders is 175 W. Jackson Blvd., Suite 340, Chicago, Illinois 60604.

(7)	The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, NY 10022. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., has voting and investment control over the warrants. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein.

Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

Material Relationships with the Selling Securityholders

For a description of our relationships with the Selling Securityholders and their affiliates see the section entitled “Certain Relationships and Related Transactions” in our Amended Annual Report, incorporated by reference herein

Other Material Relationships

David Kirsch, the Chairman of our Board, has no pecuniary interest in shares of our Common Stock or warrants and disclaims any beneficial ownership of the shares of our Common Stock or warrants beneficially owned by Mudrick Capital Management, L.P. and its affiliates.

Michael Harrison, a member of our board of directors, has an indirect pecuniary interest in shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP as chief executive officer of Sprott Resource Streaming and Royalty Corp. and/or through his fiduciary role as a Managing Partner of Sprott Private Resource Streaming and Royalty (Collector), LP. and Managing Director of Sprott, Inc. Mr. Harrison disclaims any beneficial ownership of the shares of our Common Stock beneficially owned by Sprott Private Resource Streaming and Royalty (Collector), LP. and Sprott Private Resource Lending II (Collector), LP.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 47,442,361 shares of our Common Stock that may be issued upon exercise of the warrants to purchase Common Stock, including the public warrants, private placement warrants, forward purchase warrants, PIPE warrants, October 2020 warrants, Seller warrants and subsequently acquired public warrants held by a Selling Securityholder and registered for resale hereunder. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 69,814,676 shares of Common Stock and up to 19,161,491 warrants to purchase Common Stock.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock and warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	on NASDAQ, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on NASDAQ or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Securityholders are party to the Amended and Restated Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are included as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Common Stock will at all times vote together as one class on all matters submitted to a vote of the Company’s common stockholders under the Second Amended and Restated Certificate of Incorporation.

Preferred Shares

The Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, it cannot assure you that it will not do so in the future.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Certificate of Incorporation provides that holders of Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Number and Election of Directors

The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that the Board will be elected at each annual meeting of stockholders. The term of all directors shall be for one year and will expire at the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The directors were elected to the board at the annual meeting of stockholders held on May 24, 2021.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of Common Stock.

Liquidation Preference

The Second Amended and Restated Certificate of Incorporation provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common Stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

Business Combinations

The Second Amended and Restated Certificate of Incorporation provides that the Company will not be governed by Section 203 of the DGCL and includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates from the definition of “interested stockholder.”

Pre-emption Rights

The holders of the Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Removal of Directors; Vacancies on the Board of Directors

The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors. Furthermore, subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Corporate Opportunity

The Second Amended and Restated Certificate of Incorporation provides that, to the extent allowed by applicable law, the doctrine of corporate opportunity, or any other analogous doctrine, does not apply with respect to the Company or any of its officers or directors in circumstances where the application of such corporate opportunity doctrine would conflict with any fiduciary duties or contractual obligations they may have. Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and the investment funds affiliated with them, including their respective partners, principals, directors, officers, members, managers, equity holders and/or employees (including any of the foregoing who serve as officers or directors of the Company) do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as may otherwise be provided in separate agreement between such person or entity and the Company.

Exclusive Forum Provision

The Second Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for stockholder litigation, other than any stockholder action to enforce any liability or duty under the Securities Act or the Exchange Act for which there is exclusive federal or concurrent federal and state jurisdiction.

Amendment of Certificate of Incorporation or Bylaws

As required by the DGCL, any amendment of the Second Amended and Restated Certificate of Incorporation must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Certificate of Incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

Preferred Shares

The Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. The Company has no preferred stock outstanding at the date hereof.

Warrants

Public Warrants

Each public warrant of the Company issued in the IPO consummated on February 12, 2018 entitles the registered holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Recapitalization Transaction. Pursuant to the Warrant Agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. The public warrants will expire five years after the completion of the Recapitalization Transaction, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of its Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No public warrant will be exercisable, and the Company will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the shares of Common Stock issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any public warrant.

Pursuant to its obligations under the Amended and Restated Registration Rights Agreement, the Company is filing the registration statement of which this prospectus forms a part for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the public warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the Warrant Agreement.

Once the public warrants become exercisable, the Company may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each public warrant holder; and

•	if, and only if, the last reported sale price of the Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days prior to the date the Company sends the notice of redemption to the public warrant holders.

If and when the public warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 per share warrant exercise price after the redemption notice is issued.

If the Company calls the public warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of public warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of its public warrants. If the Board takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. If the Company’s management does not take advantage of this option, sponsor and its permitted transferees would still be entitled to exercise their private placement warrants described in “ – Private Placement Warrants” below for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a stock split-up of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in outstanding Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for the Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the public warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Common Stock on account of such Common Stock (or other shares of our share capital into which the warrants are convertible), other than (i) as described above, or (ii) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding share of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the Company’s assets or other property as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.

The public warrants have been issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then issued and outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants, including any modification or amendment to increase the exercise price or shorten the exercise period.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their public warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the public warrant holder.

The foregoing description of the public warrants do not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Private Placement Warrants

The (a) 6,700,000 warrants to purchase one share of Common Stock issued to the sponsor pursuant to the Private Placement Warrant Purchase Agreement, dated as of January 15, 2018, by and between the Company and the sponsor, (b) 1,040,000 warrants to purchase one share of Common Stock issued to Cantor pursuant to the Private Placement Warrant Purchase Agreement, dated as of January 15, 2018, by and between the Company and Cantor, including the shares of Common Stock issuable upon exercise of the private placement warrants, are not transferable, assignable or salable until 30 days after the completion of the Recapitalization Transaction (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the sponsor or Cantor) and they will not be redeemable so long as they are held by the sponsor, Cantor or their permitted transferees. The sponsor, Cantor or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants described above. If the private placement warrants are held by holders other than the sponsor, Cantor or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants. For as long as the private placement warrants are held by Cantor or its designees or affiliates, they may not be exercised after February 7, 2023, which is five years from the effective date of the registration statement filed in connection with the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the private placement warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to the warrant agent.

The foregoing description of the private placement warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Forward Purchase Warrants

On May 29, 2020, in connection with the closing of the Recapitalization Transaction, the Company issued 2,500,000 warrants to purchase one share of Common Stock at a price of $11.50 per share issued to sponsor pursuant to the Forward Purchase Contract. The forward purchase warrants have substantially the same terms as the private placement warrants.

The foregoing description of the forward purchase warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.2 to the registration statement of which this prospectus forms a part.

PIPE Warrants Issued in Private Investment

On May 29, 2020, in connection with the closing of the Recapitalization Transaction, the Company issued 7,596,309 shares of Common Stock pursuant to the Subscription Agreements and issued 3,249,999 PIPE warrants to the Initial Subscribers in the private investment. The PIPE warrants have substantially the same terms as the public warrants.

The foregoing description of the PIPE warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Warrant Agreement, a copy of which is included as Exhibit 4.3 to the registration statement of which this prospectus forms a part.

October 2020 warrants

The October 2020 warrants have been issued in registered form under the October 2020 Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The October 2020 Warrant Agreement provides that the terms of the October 2020 warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but any change that adversely affects the interests of the registered holders of the October 2020 warrants, including any modification or amendment to increase the October 2020 warrant price or shorten the exercise period, requires the approval of the registered holder of the October 2020 warrant.

The initial exercise price is $10.50 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

The October 2020 warrants are exercisable at any time after the date of issuance, and at any time up to the earlier to occur of (x) the date that is five years from the date of issuance and (y) the date fixed by the Company for redemption if the Company elects to redeem the October 2020 warrants (as described below), at which time any unexercised October 2020 warrants will expire and cease to be exercisable. The October 2020 warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of October 2020 warrants being exercised. The October 2020 warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their October 2020 Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the October 2020 warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the October 2020 warrants. If, upon exercise of the October 2020 warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the October 2020 warrant holder.

Once the October 2020 warrants become exercisable, the Company may call the October 2020 warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per October 2020 warrant;

•	upon not less than 30 days’ prior written notice of redemption to each October 2020 warrant holder; and

•	if, and only if, the last reported sale price of the Common Stock equals or exceeds $17.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days prior to the date the Company sends the notice of redemption to the October 2020 warrant holders.

If and when the October 2020 warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and the Company issues a notice of redemption of the October 2020 warrants, each October 2020 warrant holder will be entitled to exercise his, her or its October 2020 warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $17.00 redemption trigger price (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) as well as the $10.50 per share warrant exercise price after the redemption notice is issued.

If the Company calls the October 2020 warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise his, her or its October 2020 warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their October 2020 warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of October 2020 warrants that are outstanding and the dilutive effect on stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of its October 2020 warrants. If the Company’s Board takes advantage of this option, all holders of October 2020 warrants would pay the exercise price by surrendering their October 2020 warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the October 2020 warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the October 2020 warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of an October 2020 warrant redemption.

A holder of an October 2020 warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such October 2020 warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the October 2020 warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

This summary of certain provisions of the October 2020 warrants is not complete, and is qualified in its entirety by, the provisions of the October 2020 Warrant Agreement. For the complete terms of the October 2020 warrants and the October 2020 Warrant Agreement, you should refer to the October 2020 Warrant Agreement, and the form of October 2020 warrant included as Exhibit A to the October 2020 Warrant Agreement, filed as Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Assumed Warrants of Seller

Stockholders of Seller’s predecessor received warrants pursuant to the Seller Warrant Agreement with a 7-year term that represented 17.5% of the outstanding common stock of Seller, which we refer to as the Seller warrants. Pursuant to the Purchase Agreement, the liabilities and obligations under the Seller Warrant Agreement were assumed by the Company upon consummation of the transactions contemplated under the Purchase Agreement. Seller and the Company elected to treat the Recapitalization Transaction as if it constituted a Fundamental Change under the Seller Warrant Agreement and each Seller warrant outstanding and unexercised immediately prior to the effective time is now exercisable to purchase shares of Common Stock.

The initial number of shares of Seller’s common stock issuable upon exercise of the Seller warrants was determined by the Bankruptcy Court pursuant to Seller’s predecessor’s plan of reorganization. Pursuant to the Seller Warrant Agreement, the number of shares of Seller’s common stock for which a Seller warrant is exercisable, and the exercise price per share, are subject to adjustment from time to time upon the occurrence of certain events, including (i) any issuance of a dividend on Seller’s common stock, payable in cash or additional shares of Seller’s common stock, (ii) any subdivision, split, reclassification or recapitalization of outstanding Seller’s common stock into a greater number of shares, or (iii) any combination, reclassification or recapitalization of outstanding Seller’s common stock into a smaller number of shares. As set forth in the Seller Warrant Agreement, the exercise price of the Seller warrants on any exercise date will be equal to the product of (x) the amount obtained by dividing (A) Seller’s adjusted equity value, as defined in the Seller Warrant Agreement, as of such exercise date by (B) the total share number, as defined in the Seller Warrant Agreement, as of such date multiplied by (y) the cheap stock factor, as defined in the Seller Warrant Agreement, as of such date. Additionally, in the case of any reclassification or capital reorganization of Seller’s capital stock, the holder of each Seller warrant outstanding immediately prior to the occurrence of such reclassification or reorganization shall have the right to receive upon exercise of the applicable Seller warrant, the kind and amount of stock, other securities, cash or other property that such holder would have received if such Seller warrant had been exercised. As of June 15, 2021, there were 12,721,623 Seller warrants outstanding that were exercisable to purchase an aggregate of 3,569,129 shares of our Common Stock. As of January 19, 2021, the exercise price of each Seller warrant was equal to $40.31 per share and each Seller warrant is exercisable into approximately 0.28055 shares of Common Stock.

Under certain circumstances, such as a liquidity event, as defined in the Seller Warrant Agreement, the Seller warrants may be exercised on a cashless basis to the extent that, as of the exercise date, the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock exceeds the exercise price, which cashless exercise would reduce the number of shares of Common Stock issuable. In the event of a liquidity event in which the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock, as of the exercise date, exceeds the exercise price, no cashless exercise would be available. If any exercise of a Seller warrant would result in a fraction of a share of Common Stock, in lieu of issuing such fractional share, the Company may elect to make a cash payment in respect of such fractional share, in an amount equal to the product of such fraction multiplied by the fair market value, as defined in the Seller Warrant Agreement, of a share of Common Stock, as of the exercise date.

In addition, if the Company issues (or, as provided in the Seller Warrant Agreement, is deemed to issue), after the effective date of the Seller warrants, any additional shares, as defined in the Seller Warrant Agreement, of Common Stock, without consideration or for consideration per share less than the fair market value of Common Stock immediately prior to such issuance or, if such additional shares are issued (or deemed to be issued) to any restricted person, as defined in the Seller Warrant Agreement, then the cheap stock factor, as defined in the Seller Warrant Agreement, shall be reduced, thereby increasing the number of shares of Common Stock for which a Seller warrant is exercisable and reducing the per share exercise price of the Seller warrants.

Pursuant to the Seller Warrant Agreement, no Seller warrants may be transferred if such transfer would result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order, unless the Company is then already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act.

Pursuant to the Seller Warrant Agreement, holders of Seller warrants are not entitled to any of the rights of a stockholder or a holder of any other securities of the Company. Holders of Seller warrants have no right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company (including appraisal rights, dissenters rights, subscription rights or otherwise), or be deemed the holder of capital stock of the Company.

Pursuant to the Seller Warrant Agreement, if the Company issues or sells equity securities to any person who was a stockholder of Seller’s predecessor on the effective date of the Seller warrants for consideration per share that is greater than the then exercise price of the Seller warrants, then each registered holder (or in the case of Seller warrants evidenced by global warrant certificates, each beneficial holder) that is an accredited investor would have the right for a period of 20 days after the Company delivers notice of such issuance or sale to such eligible holder, to participate in such issuance or sale on a pro rata basis (based on such eligible holder’s percentage ownership of shares of Common Stock) and all other outstanding options, warrants, or convertible securities that also have a pro rata right to participate in such issuance or sale.

Following the Recapitalization Transaction, eligible holders are not entitled to participate in any of the following exempted issuances: (i) issuances of equity securities in connection with the refinancing or repayment of any indebtedness or debt securities of the Company or any of its subsidiaries, (ii) issuances of equity securities to employees, directors, consultants and other service providers pursuant to an equity compensation plan approved by the Board, (iii) issuances of equity securities by means of a pro rata distribution to all holders of Common Stock, (iv) issuances of equity securities in a public offering, and (v) issuances of equity securities upon exercise, conversion or exchange of any equity securities that were issued in any issuance described in any of the foregoing exempted issuances. Pursuant to the Seller Warrant Agreement, if the Common Stock is listed for trading on a national securities exchange, the Company must use commercially reasonable efforts to list the Seller warrants for trading on such national securities exchange (subject to applicable listing requirements). In addition, if any holder of shares of Common Stock is granted piggy-back registration rights, the holders of Common Stock issued upon exercise of the Seller warrants would also be granted piggyback registration rights on substantially the same terms as such other holder.

Pursuant to the Seller Warrant Agreement, in the event of a merger of the Company into, or a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other person, or any merger of another person into the Company, in each case, in which the previously outstanding shares of Common Stock are cancelled, reclassified or converted or changed into or exchanged for securities of the Company and/or other property (including cash), and such transaction is not a liquidity event, as defined in the Seller Warrant Agreement, the holder of each Seller warrant would have the right upon any subsequent exercise (and payment of the applicable exercise price) to receive (out of legally available funds) the kind and amount of stock, other securities, cash and assets that such holder would have received if such Seller warrant had been exercised immediately prior to such transaction.

Pursuant to the Seller Warrant Agreement, if the Company shall be a party to or otherwise engage in any transaction or series of related transactions constituting (x) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other person, or (y) any merger of another person into the Company in which, in the case of clause (x) or clause (y), the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing; and (ii) such transaction or series of related transactions is not a liquidity event (as defined in the Seller Warrant Agreement) (any such transaction or series of related transactions, is referred to as a “Fundamental Change” under the Seller Warrant Agreement), the holder of each Seller warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable exercise price) to receive the kind and amount of stock, other securities, cash and assets that such holder of a Seller warrant would have received if such Seller warrant had been exercised pursuant to the terms provided in the Seller Warrant Agreement immediately prior to such Fundamental Change (assuming such holder of a Seller warrant failed to exercise his, her or its rights of election, if any, as to the kind or amount of stock, securities, cash or other property receivable upon such Fundamental Change); provided, however, that the amount of such stock, other securities, cash and assets that would be received upon exercise of a Seller warrant following the consummation of such Fundamental Change shall be calculated on the applicable exercise date in a manner consistent with, and on terms as nearly as equivalent as practicable to, the provisions of the Seller Warrant Agreement regarding (i) the number of securities into which the Seller warrant shall be exercisable and (ii) the exercise price for the purchase of such securities under the Seller warrant, with respect to the aggregate consideration received by the Company stockholders in such Fundamental Change. The Seller Warrant Agreement further provides that upon each Fundamental Change, appropriate adjustment shall be deemed to be made, including, without limitation, with respect to the kind and amount of stock, securities, cash or assets thereafter acquirable upon exercise of each Seller warrant, such that the provisions of the Seller Warrant Agreement shall thereafter be applicable, as nearly as possible, to any shares of stock, securities, cash or assets thereafter acquirable upon exercise of each Seller warrant. If the Company is not the surviving or resulting person from such Fundamental Change, the Company may not consummate a Fundamental Change transaction unless the surviving or resulting person assumes, by written instrument substantially similar in form and substance to this Agreement, the obligation to deliver to the holders of Seller warrants such shares of stock, securities, cash or assets which such holder would be entitled to receive upon exercise of each Seller warrant.

The foregoing description of the Seller warrants does not purport to be complete and are subject to and qualified in their entirety by reference to the Seller Warrant Agreement, a copy of which is included as Exhibit 4.1 to the registration statement of which this prospectus forms a part.

INTEREST OF NAMED EXPERTS AND COUNSEL

The restated consolidated financial statements of Hycroft Mining Holding Corporation as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been incorporated by reference herein and in this Registration Statement in reliance upon the report of Plante & Moran, PLLC, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Employees of M3 Engineering & Technology Corporation and SRK Consulting (U.S.), Inc. and Steven Newman (RM-SME) and Richard F. DeLong (P.Geo) have prepared the Hycroft Technical Report. Each of the individuals who prepared the Hycroft Technical Report is a qualified person as defined in subpart 1300 of Regulation S-K. Steven Newman, the Director of Feasibility Studies at the Company at the time of the issuance of the Hycroft Technical Report. Richard F. DeLong is an employee of EM Strategies, Inc. Other than Steven Newman, who was employed by the Company, none of the qualified persons, or the employers of any of the qualified persons, is an affiliate of the Company.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

1.	Our amended and restated Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on May 14, 2021 (the “Amended Annual Report”), including those portions of our Proxy Statement on Schedule 14A filed on April 14, 2021 that are incorporated by reference in such Amended Annual Report;

2.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 17, 2021; and

3.	Our Current Reports on Form 8-K, which were filed on January 12, 2021, January 20, 2021, March 12, 2021, March 24, 2021, April 15, 2021, April 22, 2021, May 6, 2021, May 17, 2021 and May 24, 2021 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K unless otherwise indicated therein);

4.	The description of our common stock in the Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation and Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation, each of which is incorporated by reference to Exhibit 3.1 and Exhibit 3.2, respectively, to our Current Report on Form 8-K12B, filed with the SEC on June 4, 2020; and

5.	All documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act) after the date of this prospectus and prior to the termination of this offering made by way of this prospectus. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement).

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may access a copy of any or all of these filings, free of charge, at www.sec.gov, or by writing us at the following address or telephoning us at the number below:

Hycroft Mining Holding Corporation
Attn: Investor Relations
8181 E. Tufts Ave., Suite 510
Denver, Colorado 80237
(303) 253-3267

You may also direct your requests via e-mail to investors@hycroftmining.com.

LEGAL MATTERS

Neal, Gerber & Eisenberg LLP will pass upon the validity of the Common Stock and warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in any applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC registration fee	$5,411
Legal fees and expenses	$50,000
Accounting fees and expenses	$5,000
Miscellaneous	$2,000
Total	$62,411

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company’s Second Amended and Restated Certificate of Incorporation provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Second Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the charter. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16. Exhibits.

The list of exhibits is set forth in the Exhibit Index below:

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (Incorporated by reference to Exhibit 2.1. to the Registrant’s Form 8-K, filed with the SEC on January 14, 2020).

2.2	Amendment to Purchase Agreement, dated as of February 26, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (incorporated by reference to Annex A-1 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

3.2	Amended and Restated Bylaws of Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

4.1	Warrant Agreement, dated as of October 22, 2015, by and between Hycroft Mining Corporation, Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company N.A., a federally chartered trust company, collectively as initial warrant agent; such warrant agreement was assumed by the Company pursuant to the Purchase Agreement and Continental Stock Transfer & Trust Company, LLC is the successor warrant agent (Incorporated by reference to Exhibit 10.11 to the joint proxy statement/prospectus on Form S-4/A of the Registrant, filed with the SEC on April 7, 2020).

4.2	Warrant Agreement, dated February 7, 2018, by and between and Mudrick Capital Acquisition Corporation and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

4.3	Warrant Agreement, dated May 28, 2020, by and between Hycroft Mining Holding Corporation (f/k/a/ Mudrick Capital Acquisition Corporation) and Continental Stock Transfer & Trust Company, LLC (Incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

4.4	Warrant Agreement dated October 6, 2020 between Hycroft Mining Holding Corporation and Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on October 6, 2020.)

4.5	Warrant Adjustment Certificate, dated November 9, 2020 from Hycroft Mining Holding Corporation to Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2020).

4.6	Warrant Adjustment Certificate dated January 19, 2021 from Hycroft Mining Holding Corporation to Continental Stock Transfer & Trust Company (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2021).

5.1	Opinion of Neal, Gerber and Eisenberg LLP.*

10.1	Amended and Restated Credit Agreement, dated as of May 29, 2020, by and between Hycroft Mining Holding Corporation, as borrower, MUDS Acquisition Sub, Inc., MUDS Holdco, Inc., Hycroft Resources & Development, LLC and Allied VGH LLC, as guarantors, Sprott Private Resource Lending II (Collector), LP, as lender, and Sprott Resource Lending Corp., as arranger (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.2	Sprott Royalty Agreement, dated May 29, 2020, by and between the Registrant, Hycroft Resources & Development, LLC and Sprott Private Resource Lending II (Co) Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.3	Form of Subscription/Backstop Agreement, dated January 13, 2020, entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.1 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.4	Form of Amendment to Subscription Agreement, dated May 28,2020 entered into by Mudrick Capital Acquisition Corporation, and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.5	Amended and Restated Registration Rights Agreement, dated May 29, 2020, by and between Mudrick Capital Acquisition Corporation, Mudrick Capital Acquisition Holdings LLC, Cantor Fitzgerald & Co. and the restricted stockholders (Incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.6	Seller Support Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC (Incorporated by reference to Exhibit 10.2 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.7	Exchange Agreement, dated as of January 13, 2020, by and among MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.3 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.8	Omnibus Amendment to Note Purchase Agreements and Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.9	Note Exchange Agreement, dated as of January 13, 2020, by and among Hycroft Mining Corporation and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC or Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.7 to the joint proxy statement/prospectus on Form S-4 of the Registrant, filed with the SEC on February 14, 2020).

10.10	Omnibus Amendment to Note Purchase Agreements and Note Exchange Agreement, dated May 28, 2020 by and between MUDS Acquisition Sub, Inc., Hycroft Mining Corporation and certain of its direct and indirect subsidiaries and certain investment funds affiliated with or managed by Mudrick Capital Management, L.P., Whitebox Advisors LLC, Highbridge Capital Management, LLC, Aristeia Capital, LLC and Wolverine Asset Management, LLC, in each case, signatory thereto (Incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

10.11	Parent Sponsor Letter Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Holdings LLC and Mudrick Capital Acquisition Corporation (Incorporated by reference to Exhibit 10.4 to the joint proxy statement/prospectus on Form S-4 of the Registrant filed with the SEC on February 14, 2020).

10.12	Forward Purchase Contract, dated January 24, 2018, between Mudrick Capital Acquisition Corporation and Mudrick Capital Acquisition Holdings LLC (Incorporated by reference to Exhibit 10.10 to the Registrant’s registration statement on Form S-1/A, filed with the SEC on January 26, 2018).

10.13	Underwriting Agreement, dated February 7, 2018, between the Registrant and Cantor Fitzgerald & Co. as representatives of the several underwriters (Incorporated by reference to Exhibit 1.1 to the Registrant’s Form 8-K, filed with the SEC on February 13, 2018).

10.14	Amendment to Underwriting Agreement, dated as of February 12, 2020, by and among the Registrant and Cantor Fitzgerald & Co., as representatives of the several underwriters (Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed with the SEC on February 14, 2020).

21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-K, filed with the SEC on March 24, 2021).

23.1	Consent of independent registered public accounting firm - Plante & Moran PLLC relating to Hycroft Mining Holding Corporation’s financial statements.*

23.2	Consent of counsel - Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).*

23.3	Consent of third-party qualified person - M3 Engineering and Technology Corporation.*

23.4	Consent of third-party qualified person - Steven Newman.*

23.5	Consent of third-party qualified person - SRK Consulting (U.S.), Inc.*

23.6	Consent of third-party qualified person - Richard F. DeLong.*

24.1	Power of Attorney (included as part of signature page).*

*	Filed herewith

Item 17. Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, State of Colorado, on June 30, 2021.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett, Ph.D.
Diane R. Garrett, Ph.D.
President and Chief Executive Office

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints Diane R. Garrett and Stanton Rideout, and each of them, with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated:

Signatures		Title	Date

By:	/s/ Diane R. Garrett, Ph.D.	President and Chief Executive Officer and Director	June 30, 2021
	Diane R. Garrett, Ph.D.	(principal executive officer)

By:	/s/ Stanton K. Rideout	Executive Vice President and Chief Financial Officer	June 30, 2021
	Stanton K. Rideout	(principal financial and accounting officer)

By:	/s/ David Kirsch	Chairman of the Board of Directors	June 30, 2021
David Kirsch

By:	/s/ Eugene Davis	Director	June 30, 2021
Eugene Davis

By:	/s/ Michael Harrison	Director	June 30, 2021
Michael Harrison

By:	/s/ Stephen A. Lang	Director	June 30, 2021
Stephen A. Lang

By:	/s/ David C. Naccarati	Director	June 30, 2021
David C. Naccarati

By:	/s/ Thomas Weng	Director	June 30, 2021
Thomas Weng

By:	/s/Marni Wieshofer	Director	June 30, 2021
Marni Wieshofer